SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant [ X ]
Filed by a Party other than the Registrant [ ] Check the appropriate box:

[ X ]   Preliminary Proxy Statement
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                   Latin America Smaller Companies Fund, Inc.
                (Name of Registrant as Specified In Its Charter)

                         Coleen Downs Dinneen, Secretary
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]   No fee required.

[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

         2)      Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)      Proposed maximum aggregate value of transaction:

         5)      Total fee paid:

[   ]   Fee paid previously with preliminary materials.

[   ]   Check box if any part of the fee is offset as  provided  by  Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

         2)      Form, Schedule or Registration Statement No.:

         3)      Filing Party:

         4)      Date Filed:

                   Latin America Smaller Companies Fund, Inc.

                               One Exchange Place
                           Boston, Massachusetts 02109

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  to be held on
                                December 15, 1998


To the Stockholders:

         Notice is hereby given that a Special Meeting of Stockholders of Latin America Smaller Companies Fund, Inc. (the "Fund") will be held at Marriott World Trade Center, 3 World Trade Center, Room __, New York, New York 10048 on Tuesday, December 15, 1998, at 2:00 p.m. Eastern Standard Time, for the purposes of considering and voting upon whether:

         1. To approve a plan of complete liquidation and dissolution of the Fund (the "Plan"), providing for, among other things, the sale of all of the assets of the Fund, the distribution in cash of the net proceeds from such sale of assets to the stockholders in accordance with the Plan in complete liquidation of their interests in the Fund, and the subsequent dissolution of the Fund pursuant to Maryland law (Proposal 1); and

         2. To consider and act upon any other business that may properly come before the Meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on November 12, 1998 are entitled to notice of and to vote at the Meeting or at any adjournments thereof.

         The Board recommends that the stockholders approve Proposal 1 at this time. Subject to receipt of the requisite stockholder approval, stockholders of the Fund will receive cash in liquidation of their interests in the Fund. The liquidation distribution is expected to occur on or before March 31, 1999, but in any event within 90 days of the record date for the distribution.

                                             By Order of the Board of Directors,

                                             Coleen Downs Dinneen
                                             Secretary

November 20, 1998


STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXIES ARE SET FORTH ON THE INSIDE COVER.

                      Instructions for Signing Proxy Cards

                  The following general rules for signing proxy cards may be of assistance to you and will avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

                  1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

                  2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to a name shown in the registration.

                  3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                             Valid Signature

Corporate Accounts
(1)      ABC Corp........................................John Doe, Treasurer
(2)      ABC Corp........................................John Doe
                  c/o John Doe, Treasurer
(3)      ABC Corp. Profit Sharing Plan...................John Doe, Trustee

Trust Accounts
(1)      ABC Trust.......................................Jane B. Doe, Trustee
(2)      Jane B. Doe, Trustee                            Jane B. Doe
                  u/t/d 12/28/78

Custodial or Estate Accounts
(1)      John B. Smith, Cust.............................John B. Smith
                    f/b/o John B. Smith, UGMA
(2)      John B. Smith...................................John B. Smith, Executor

                     Latin America Smaller Companies Fund, Inc.

                               One Exchange Place
                           Boston, Massachusetts 02109

                         SPECIAL MEETING OF STOCKHOLDERS
                                  to be held on
                                December 15, 1998

                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with a solicitation by the Board of Directors of the Latin America Smaller Companies Fund, Inc. (the "Fund") of proxies to be used at a Special Meeting of Stockholders of the Fund to be held on Tuesday, December 15, 1998, at 2:00 p.m. Eastern Standard Time, at Marriott World Trade Center, 3 World Trade Center, Room __, New York, New York 10048 and at any adjournments thereof for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the form of Proxy are first being mailed to stockholders on or about November 20, 1998.

         Proxy solicitations will be made, beginning on or about November 20, 1998, primarily by mail, by officers of the Fund and officers and regular employees of First Data Investor Services Group, Inc., the Fund's transfer agent (the "Transfer Agent"), affiliates of the Transfer Agent or other representatives of the Fund also may solicit proxies by telephone, telegraph or in person. In addition, the Fund may hire a solicitor to solicit proxies from brokers, banks, other institutional holders and individual stockholders. The costs of proxy solicitation and expenses incurred in connection with preparing this Proxy Statement and its enclosures will be paid by the Fund. The Fund also will reimburse brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of Fund shares. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted on by attending and voting at the Meeting. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR Proposal 1.

         The close of business on November 12, 1998, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Each stockholder is entitled to one vote for each full share and an appropriate fraction of a vote for each fractional share held. On the record date there were ____ shares outstanding and entitled to vote.

         In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve the proposal are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy and the persons named as proxies will vote those proxies which they are entitled to vote FOR or AGAINST any such proposal in their discretion. Under the By-Laws of the Fund, a quorum is constituted by the presence in person or by proxy of the holders of record of a majority of the outstanding shares of common stock of the Fund entitled to vote at the Meeting.

         A copy of the Fund's annual report for the fiscal year ended October 31, 1997 and/or the semi-annual report for the period end April 30, 1998 may be obtained without charge by writing to First Data Investor Services Group, Inc., 4400 Computer Drive, Westborough, Massachusetts 01581-5120, or calling 1-800-331-1710.

         As of November 12, 1998, the following person owned of record 5% or more of the outstanding shares of the Fund: [Cede & Co., as nominee to the Depository Trust Company, Seven Hanover Square, 23rd Floor, New York, New York 10004, with ____ shares (____%).] In addition, to the best knowledge of the Fund, the following persons or "group" (as the term is used in Section 13(d) of the Securities Exchange Act of 1934 (the "1934 Act")) owned beneficially 5% or more of the outstanding shares of the Fund:

                                          Number of Shares        Percent of
Name and Address of Beneficial Owner     Beneficially Owned   Outstanding Shares

City of London Investment                     910,030              22.7
Management Company Ltd.
10 Eastcheap
London EC3M 1AJ
United Kingdom

Lazard Freres & Co. LLC                       720,500              17.98
30 Rockefeller Plaza
New York, NY 10020

Deep Discount Advisers                        404,400              10.1
One West Pack Square
Suite 777
Asheville, NC 28801

together as a group:

President and Fellows of Harvard College
c/o Harvard Management Company Inc.
600 Atlantic Avenue
Boston, MA  02210
And
The Harvard University Master Trust Fund      379,100               9.5
1350 Massachusetts Avenue
Holyoke Center, Room 340
Cambridge, MA  02138

         As of November 12, 1998, directors and officers of the Fund, as a group, beneficially owned less than 1% of the outstanding shares of the Fund.

Proposal 1:       PROPOSAL TO CONSIDER  AND ACT UPON A PLAN OF  DISSOLUTION,
                  LIQUIDATION  AND  TERMINATION  OF THE FUND (THE "PLAN")

Background Information Concerning the Fund and its Shares

         The Fund is a diversified, closed-end management investment fund organized as a Maryland corporation. The Fund's investment objective is long-term capital appreciation, through a broad spectrum of Latin America industries. The Fund's policy is to invest, under normal market conditions, at least 80% of its total assets in the equity securities of Latin American issuers that at the time of purchase have a market capitalization of less than U.S. $500 million. Since December 9, 1994, the Fund's shares have continuously traded at a discount from their net asset value per share, ranging from 11.48% on January 30, 1998, to 34.72% on September 11, 1998. The average weekly discount during the period January 1, 1998 to October 23, 1998 was 19.36%. This discount is volatile and fluctuates with the net asset value per share and the market price of the Fund's shares.

         At each quarterly Board of Directors meeting beginning November 1996, the Board has discussed the fact that the Fund's common stock has traded at a discount to net asset value. While noting that the Fund's discount is in the range experienced by similar closed-end-funds, the Board has considered various alternatives in an effort to reduce or eliminate the discount. The Board also retained an independent expert to assist in reviewing the issue.

Terms of the Proposed Liquidation

         The Fund proposes to liquidate the assets and dissolve the Fund pursuant to the provisions of the Plan which was approved by the Board on November 11, 1998. A copy of the Plan is attached to this Proxy Statement as Exhibit A. The Board has determined that an orderly liquidation of the Fund's assets is advisable and has directed that the matter be submitted for consideration of the stockholders of the Fund. The Plan will be effective upon approval by the requisite majority of shares (the "Effective Date"). The Plan provides for the complete liquidation of all of the assets of the Fund, the payment and discharge of, or other provision for, all liabilities and obligations of the Fund, the distribution of the remaining net assets to stockholders of the Fund, and the dissolution of the Fund. As soon as practicable after the Effective Date, the Fund will send notice of the liquidation and dissolution to all known creditors and claimants. Additionally, American Express Asset Management International Inc., the Fund's investment adviser (the "Adviser"), will undertake to liquidate in an orderly manner the Fund's assets at market prices and on such terms and conditions as the Adviser, under the supervision of the Board, shall determine to be reasonable and in the best interests of the Fund and its stockholders. It is expected that liquidation of the Fund's assets could take several months.

         Approximately eight weeks following the Effective Date, the stock transfer books of the Fund will be closed permanently (the "Distribution Record Date"). As soon as practicable thereafter, and in any event no later than 90 days following the Distribution Record Date (the "Liquidation Date"), the Fund will liquidate and distribute to stockholders of record as of the close of business on the Distribution Record Date, pro rata in accordance with their proportionate interests in the Fund, all of the assets of the Fund remaining after payment and discharge of liabilities and obligations of the Fund, less any amounts retained or set aside in a reserve fund as referred to below, in complete cancellation and redemption of the outstanding shares of the Fund (the "Liquidation Distribution"). Although no assurance can be given, the Fund anticipates that payment of the Liquidation Distribution will be made by March 31, 1999.

         From the proceeds of the liquidation of assets, the Fund may retain, set aside in a reserve fund or otherwise provide for an amount necessary to discharge any unpaid liabilities on the Fund's books as of the Liquidation Date and to pay or otherwise provide for such contingent or unascertained liabilities as the Board of Directors shall reasonably deem to exist against the assets of the Fund. The Fund may make one or more subsequent liquidation distributions to stockholders. Cash or other assets retained or held in a reserve fund for the payment of contingent or unascertained liabilities in accordance with the Plan in excess of the amounts ultimately required for the payment or discharge of the Fund's liabilities and obligations will be distributed to stockholders at the time and under the conditions established with respect to such reserve fund or other arrangements providing for such payment (if any, the "Reserve Distribution").

         The Plan authorizes the Board to modify or amend the Plan without stockholder approval at any time if the Board determines that such action would be advisable and in the best interests of the Fund's stockholders. However, an amendment or modification that, in the judgement of the Board, will materially and adversely affect the interests of stockholders will be submitted for stockholder approval. All references to the Plan contained in this Proxy Statement should be treated as summary in nature and are qualified in their entirety by reference to provisions of the Plan.

         In the event the Plan is not approved by the requisite stockholder vote, the Board will consider alternative courses of action to be taken. Additionally, should the liquidation vote be defeated, the Fund would be required to submit at the next Annual Meeting of Stockholders a proposal received from a stockholder regarding restructuring the Fund's current management fee.

Reasons for the Liquidation

         At a Special Board Meeting held on September 4, 1998, the Board heard a recommendation from management for an orderly liquidation of the Fund. Subsequently, at a Special Board Meeting held on September 10, 1998, the Board determined that the continued operation of the Fund was not in the best interests of the Fund's Stockholders considering all relevant factors, including current market conditions for smaller companies in Latin America, the size of the Fund and the Fund's expense ratio. During the two Special Meetings, the Board considered various alternatives for the Fund, including the possibility of
(i) finding potential merger partners for the Fund; (ii) converting the Fund to an open-end investment fund; (iii) liquidating the Fund; (iv) changing the investment objective of the Fund; and (v) continuing the Fund in its current form. The Board discussed the various factors affecting the ability to merge the Fund, including current market conditions for smaller Latin American companies, the small size of the Fund, the Fund's relatively high expense ratio and the difficulty (and expense) in retaining a new adviser with comparable experience. Accordingly, the Board determined that merging the Fund with an investment fund with a similar investment focus was not a realistic option. The Board similarly concluded that converting the Fund to an open-end investment fund since the size of the Fund prevented it from achieving economies of scale that would result in a competitive expense ratio. Since the Fund seeks growth through investment in shares of relatively small capitalization Latin American companies, it would be difficult to buy and sell less liquid securities at efficient prices on short notice to meet the constant cash flow requirements of an open-end fund. Based on current market conditions, the Board concluded that if the Fund continued to operate as a closed-end fund there was little chance the discount would decrease in the near future.

         Based upon the foregoing considerations and other relevant factors, the Board concluded that a liquidation and the subsequent dissolution of the Fund were advisable and in the best interests of the Fund and its stockholders. The Board, including all of the "non-interested" Directors, subsequently adopted resolutions approving the Plan, declaring the proposed liquidation and dissolution pursuant to the provisions of the Plan advisable and directing that it be submitted to the stockholders of the Fund for consideration. The Fund will bear the costs associated with the liquidation of the Fund which are expected to total approximately $75,000.

         As of October 30, 1998, the net asset value per share of the Fund's shares was $6.31, whereas the price of the last reported trade of the Fund's shares on the same date was $5.125. Because the market price of the Fund's shares is subject to fluctuation, the market price of the Fund's shares may increase or decrease prior to the distribution of the assets to the Fund's stockholders. One of the factors affecting the market price relative to the net asset value is the market's judgement of the likelihood that this Proposal will be implemented. If the Proposal is not approved, the net asset value discount can be expected to increase. Stockholders are urged to obtain current market quotations for the Fund's shares.

Liquidation Value

         If the Plan is adopted by the Fund's stockholders at the Meeting, following the consummation of the sale of all of the Fund's portfolio securities and the payment of all of the Fund's expenses, charges, liabilities and other obligations, including those expenses incurred in connection with the liquidation, each Fund stockholder will receive a Liquidation Distribution in an amount equal to the net asset value per share, as determined in accordance with the Fund's current registration statement. The Fund does not anticipate making any interim distributions prior to the Liquidation Distribution.

Federal Income Tax Consequences

         The following summary provides general information with regard to the U.S. federal income tax consequences to the Fund, resulting from its liquidation and dissolution, and the stockholders, resulting from their receipt of the Liquidation Distribution and Reserve Distribution, if any (collectively the "Total Distribution"). However, the Fund will not seek a ruling from the Internal Revenue Service (the "Service") with respect to the liquidation and dissolution of the Fund. The statements below are, therefore, not binding upon the Service, and there can be no assurance that the Service will concur with this summary or that the tax consequences to any stockholder upon receipt of a Total Distribution will be as set forth below. This summary is based on the tax laws and regulations in effect on the date of this Proxy Statement, all of which are subject to change.

         The information below is only a summary of some of the U.S. federal tax consequences generally affecting the Fund and its individual U.S. and foreign stockholders resulting from the liquidation of the Fund. This summary does not address the particular federal income tax consequences applicable to stockholders other than U.S. and foreign individuals nor does it address state, local or foreign tax consequences. The tax consequences discussed herein may affect stockholders differently depending on their particular tax situations unrelated to the Total Distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Stockholders are encouraged to consult their personal tax advisers to determine the federal, state and other income tax consequences of receiving the Total Distribution based on their particular tax circumstances.

         The Fund currently qualifies, and intends to continue to qualify through the end of the liquidation period, as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), so that it will be relieved of federal income tax on any of its net income realized from the sale of its assets and otherwise by reason of the special dividends paid deduction made available to it by reason of such status. As the result of the stockholders' adoption of the Plan, the Fund's distribution of the Total Distribution will qualify for the dividends paid deduction, notwithstanding the fact that the stockholders' receipt of the distribution will be treated as a capital transaction, as described below.

         For federal income tax purposes, a U.S. stockholder's receipt of the Total Distribution will be a taxable event and will be treated as a sale of the stockholder's shares of the Fund in exchange for the Total Distribution. Each U.S. stockholder will recognize a gain or loss in an amount equal to the difference between the adjusted tax basis in his or her shares and the Total Distribution he or she receives from the Fund. If the shares are held as a capital asset, the gain or loss will generally be characterized as capital gain or loss. If the shares have been held for more than 12 months, any gain will constitute a long-term capital gain taxable to individual stockholders at an amount no greater than 20%, and any loss will constitute a long-term capital loss.
Otherwise, the gain or loss will constitute a short-term capital gain or loss.

         A foreign stockholder's receipt of the Total Distribution will also be treated as consideration for the sale of such stockholder's shares of the Fund. As such, unless the shares are held by a foreign individual who has been present in the United States for at least 183 days during the year of receipt or unless any gain is effectively connected with a trade or business of the foreign person in the United States, the receipt of the Total Distribution will not be subject to income tax withholding or otherwise be subject to tax for U.S. federal income tax purposes.

         If a stockholder has failed to furnish a correct taxpayer identification number or has failed to provide certain required certifications, the stockholder may be subject to a 31% backup withholding tax with respect to any ordinary or capital gains dividends as well as the Total Distribution. An individual's taxpayer identification number is his or her social security number. Certain stockholders specified in the Code may be exempt from backup withholding. The backup withholding tax is not an additional tax and may be credited against a taxpayer's federal income tax liability.

         Stockholders will continue to be notified of their respective shares of ordinary and capital gains dividends, if any, for the Fund's final fiscal year in normal tax-reporting fashion and, to the extent dividends are reinvested in shares of the Fund, the stockholders' adjusted bases in their shares will be increased for purposes of computing their gain or loss on the receipt of the Total Distribution. Similarly, stockholders will be notified of amounts received as Total Distributions.

Liquidation Distribution

         At present, the date on which the Fund will be liquidated and on which the Fund will pay the Liquidation Distribution to its stockholders is uncertain. As described above, the Liquidation Date is expected to be on or before March 31, 1999, but in any event no later than 90 days following the Distribution Record Date. Stockholders holding Fund shares as of the close of business on the Distribution Record Date will receive their Liquidation Distribution and Reserve Distribution, if any, without any further action on their part. If a stockholder's account with the Fund provides for payment of dividends and capital gain distributions by mailing a check or by crediting a bank, brokerage, or other nominee account, the stockholder's Total Distribution will be distributed in accordance with those instructions. If a stockholder's account with the Fund provides for the reinvestment of dividends and capital gain distributions in additional shares, the stockholder's Total Distribution will be distributed by mailing a check directly to such stockholder at the address as shown on the records of the Fund for his or her account, or by crediting a bank or brokerage account specified in writing to the Fund by such stockholder no fewer than 15 days prior to the Liquidation Date.

         Stockholders who hold share certificates of the Fund will be required to return them by mail to the following address prior to receiving their Liquidation Distribution: First Data Investor Services Group, Inc., P.O. Box 8029, Boston, Massachusetts 02266-8029. In the event that a stockholder cannot surrender his or her share certificates because they have been lost, destroyed or stolen, the stockholder must contact First Data Investor Services Group, Inc. at the address listed above to make alternative arrangements.

Required Vote

         The affirmative vote of at least a majority of the outstanding shares of the Fund is required to approve the Plan. In the event that the stockholders do not approve the Plan, the Board will continue to search for other alternatives for the Fund, including reconsidering the other courses of action previously considered by the Directors before adopting the Plan.

THE DIRECTORS, INCLUDING THE NON-INTERESTED DIRECTORS, UNANIMOUSLY RECOMMEND THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL 1.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

         In the event that the Plan is not approved, it is anticipated that the Fund will hold its 1999 Annual Meeting of Stockholders in April 1999. An eligible stockholder who wishes to submit a proposal to be included in the Fund's proxy statement for the 1999 Annual Meeting of Stockholders must, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8"), submit such proposal so that it is received by the Fund, at the Fund's principal executive offices, on or before November 30, 1998.

         An eligible stockholder who wishes to make a proposal at the 1999 Annual Meeting of Stockholder without complying with the requirements of Rule 14a-8 (and therefore without including such proposal in the Fund's proxy statement) must notify the Fund, at the Fund's principal executive offices, of such proposal by January 15, 1999. If a stockholder fails to timely give such notice, then the persons named as proxies in the proxies solicited by the Board for the 1999 Annual Meeting of Stockholders, may exercise discretionary voting power with respect to any such proposal.

                             ADDITIONAL INFORMATION

Investment Adviser and Administrator

     American Express Asset Management International Inc. serves as the Fund's investment adviser and its business address is 11th Floor, Dashwood House, 69 Old Broad Street, London, EC2M 1QS, United Kingdom. First Data Investor Services Group, Inc. acts as the administrator to the Fund and is located at One Exchange Place, Boston, Massachusetts 02109.

Compliance with the Securities and Exchange Act of 1934

         Section 16(a) of the 1934 Act requires the Fund's Directors and Officers, certain persons affiliated with the Investment Adviser and persons who own more than 10% of a registered class of the Fund's securities, to file reports of ownership and changes of ownership with SEC and the New York Stock Exchange. Directors, Officers and greater-than-10% stockholders are required by the SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it and written representations from certain of such persons, the Fund believes that through the date hereof all such filing requirements applicable to such persons were complied with.

Broker Non-Votes and Abstentions

         A proxy which is properly executed and returned accompanied by instructions to withhold authority to vote represents a broker "non-vote" (i.e. shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter). Proxies that reflect abstentions or broker non-votes (collectively "abstentions") will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but will have the effect of a vote cast against approval of the Plan.

Other Business

         The Board of Directors of the Fund does not know of any other matter that may come before the Meeting. If, however, any other matters are properly brought before the Meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.


Dated:   November 20, 1998



IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                PLAN OF DISSOLUTION, LIQUIDATION AND TERMINATION
                                       OF
                   LATIN AMERICA SMALLER COMPANIES FUND, INC.


                  Latin America Smaller Companies Fund, Inc., a Maryland corporation (the "Company"), shall proceed to a complete liquidation of the Company according to the procedures set forth in this Plan of Dissolution, Liquidation and Termination (the "Plan"). The Plan has been approved by the Board of Directors of the Company (the "Board") as being advisable and in the best interests of the Company's stockholders. The Board has directed that this Plan be submitted to the holders of the outstanding shares of capital stock of the Company (each a "Stockholder" and, collectively, the "Stockholders"), for their adoption or rejection at the Annual Meeting of Stockholders and has authorized the distribution of a Proxy Statement (the "Proxy Statement") in connection with the solicitation of proxies for such meeting. Upon Stockholder approval of the Plan, the Company shall voluntarily dissolve and completely liquidate in accordance with the requirements of the Investment Company Act of 1940, as amended (the "1940 Act"), the Maryland General Corporation Law (the "MGCL") and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by the Stockholders.

2. Liquidation and Distribution of Assets. As soon as practicable after the Effective Date and by March 31, 1999 (the "Liquidation Period"), or as soon thereafter as practicable depending on market conditions and consistent with the terms of this Plan, the Company and the Company's investment adviser, American Express Asset Management International, Inc. ("American Express"), under the supervision of the Board, shall have the authority to engage in such transactions as may be appropriate for the Company's liquidation and dissolution, including, without limitation, the consummation of the transactions described in the Proxy Statement.

3. Provisions for Liabilities. The Company shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

4. Distribution to Stockholders. As soon as practicable after the Effective Date, the Company shall liquidate and distribute pro rata, on the date of liquidation (the "Liquidation Date") to its Stockholders of record as of the close of business on the date immediately preceding the Liquidation Date all of the remaining assets of the Company in complete cancellation and redemption of all the outstanding shares of the Company, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Company on the Company's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date, and (ii) pay or provide for the payment of such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Company on the Company's books. The Company may make one or more additional liquidating distributions to the Stockholders during the Liquidation Period and prior to the final liquidating distribution on the Liquidation Date. Such distribution(s) shall be made as follows:

         a. if a Stockholder's account with the Company provides for payment of dividends and capital gain distributions by mailing a check or by crediting a bank, brokerage, or other nominee account, the Stockholder's distribution will be distributed in accordance with those instructions; or

         b. if a Stockholder's account with the Company provides for the reinvestment of dividends and capital gain distributions in additional shares, the Stockholder's distribution will be distributed by mailing a check directly to such Stockholder at the address as shown on the records of the Company for his or her account, or by crediting a bank or brokerage account specified in writing to the Company by such Stockholder no fewer than 15 days prior to the Liquidation Date.

         Each Stockholder will be required to surrender his or her stock certificates, if any, by mail to: First Data Investor Services Group, Inc., P.O. Box 8029, Boston, MA 02266-8029 prior to receiving his or her initial pro rata liquidating distribution on the Liquidation Date. In the event that a Stockholder cannot surrender a stock certificate because it has been lost, apparently destroyed or wrongfully taken, the Stockholder must contact First Data Investor Services Group, Inc., P.O. Box 8029, Boston, MA 02266-8029 to make alternative arrangements. Upon evidence satisfactory to the Board that a certificate has been lost, apparently destroyed or wrongfully taken, and upon receiving indemnity satisfactory to the Board against loss to the Company, the Board may authorize the issuance of a new certificate in place thereof.

5. Notice of Liquidation. As soon as practicable after the Effective Date, and not less than 20 days prior to the filing of Articles of Dissolution with the Maryland State Department of Assessments and Taxation, the Company shall mail notice to all of its known creditors, at their addresses as shown on the records of the Company, and to its employees, if any, either at their home addresses as shown on the records of the Company, or at their business addresses, that the Plan has been approved by the Board and the Stockholders and that it will be liquidating its assets.

6. Filings. As soon as practicable after the Liquidation Date, within the Liquidation Period, the Company shall prepare and file (i) Articles of Dissolution under the MGCL, (ii) Form N-8F under the 1940 Act, (iii) within thirty days after the Effective Date, a United States Treasury Form 966 pursuant to Section 6043 of the Code and such additional forms and reports with the Internal Revenue Service as may be appropriate in connection with this Plan and the carrying out thereof, and (iv) any other documents as are necessary to effect the dissolution and/or de-registration of the Company in accordance with the requirements of the Charter of the Company, the MGCL, the Code, the 1940 Act and any other applicable securities laws, and any rules and regulations of the Securities and Exchange Commission or any state securities commission, including, without limitation, withdrawing any qualification to conduct business in any state in which the Company is so qualified, as well as the preparation and filing of any federal, state and local tax returns.

7. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without Stockholder approval if it determines that such action would be advisable and in the best interests of the Company and its Stockholders. If any amendment or modification appears necessary and in the judgment of the Board will materially and adversely affect the interests of the Stockholders, such an amendment or modification will be submitted to the Stockholders for approval.

8. Powers of Board and Officers. The Board and the officers of the Company are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Company deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation and dissolution of the Company in accordance with the Code and the MGCL.

9. Termination of Business Operations. As soon as practicable upon adoption of this Plan, the Company shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation and dissolution, taking reasonable steps to preserve the value of the Company's assets, and distributing the Company's assets to the Stockholders in accordance with the Plan.

10. Expenses. The expenses of carrying out the terms of this Plan shall be borne by the Company, whether or not the Liquidation contemplated by this Plan is effected.

                  IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Plan to be executed by the Company as of this __ day of , 1999.


                                              LATIN AMERICA SMALLER COMPANIES
                                              FUND, INC.



                                              By:

                   LATIN AMERICA SMALLER COMPANIES FUND, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The  undersigned  holder of shares  of  Common  Stock of Latin  America
Smaller Companies Fund, Inc., a Maryland corporation (the "Fund"), hereby appoints Peter Lamaison, James Hirsh and Coleen Downs Dinneen, and each of them, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of Common Stock which the undersigned is entitled to vote at a Special Meeting of Shareholders of the Fund to be held at Marriott World Trade Center, 3 World Trade Center, Room __, New York, New York 10048 at 2:00 p.m., on December 15, 1998, and any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

   X     Please mark
         vote as in
         this example.

This proxy, if properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. The Board of Directors recommends that the shareholders vote "FOR" approval of a plan of complete liquidation and dissolution of the Fund.

1.       TO APPROVE A PLAN OF LIQUIDATION      FOR      AGAINST    ABSTAIN
         AND DISSOLUTION OF THE FUND           ____      ____       ____

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                       ____

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

NOTE: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.


Signature:                                   Date:

Signature:                                   Date: